Exhibit 10.47

Subordination Agreement

(Bill D. Stewart)

This Agreement, dated as of April 14, 2004, is made by Bill D. Stewart (“Subordinated Creditor”), for the benefit of Wells Fargo Business Credit, Inc., a Minnesota corporation (“Lender”).

Naturade, Inc., a Delaware corporation (“Borrower”), is now or hereafter may be indebted to Lender on account of loans or the other extensions of credit or financial accommodations from Lender to Borrower, or to any other person under the guaranty or endorsement of Borrower.

The Subordinated Creditor has made or may make loans or grant other financial accommodations to Borrower.

As a condition to making any loan or extension of credit to Borrower, Lender has required that Subordinated Creditor subordinate the payment of Subordinated Creditor’s loans and other financial accommodations to the payment of any and all indebtedness of Borrower to Lender.  Assisting Borrower in obtaining credit accommodations from Lender and subordinating its interests pursuant to the terms of this Agreement are in Subordinated Creditor’s best interest.

ACCORDINGLY, in consideration of the loans and other financial accommodations that have been made and may hereafter be made by Lender for the benefit of Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subordinated Creditor hereby agrees as follows:

1. Definitions.  As used herein, the following terms have the meanings set forth below:

“Availability” has the meaning provided in the Credit and Security Agreement.

“Borrower Default” means Borrower’s failure to repay Lender Indebtedness, when due, or Borrower’s failure to perform any material covenant contained in any agreement or instrument evidencing, governing, or issued in connection with Lender Indebtedness, including, but not limited to, the Credit and Security Agreement.

“Collateral Agent” has the meaning set forth in the Loan Agreement.

“Credit and Security Agreement” means the Credit and Security Agreement dated as of January 27, 2000 by and between Borrower and Lender as the same may hereafter be amended, supplemented or restated from time to time.

“Lender Indebtedness” means each and every debt, liability and obligation of every type and description which Borrower may now or at any time hereafter owe to Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several, all interest thereon, all renewals, extensions and modifications thereof and any notes issued in whole or partial substitution therefor.

“Loan Agreement” means that certain Loan Agreement between Borrower, Subordinated Creditor and certain other parties, dated as of April 14, 2003.

“Subordinated Creditor Group” means, collectively, the Lender Group as defined in the Loan Agreement.

“Subordinated Indebtedness” means all obligations arising under the Subordinated Note and each and every other debt, liability and obligation of every type and description which Borrower may now or at any time hereafter owe to Subordinated Creditor, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several.

“Subordinated Note” means, collectively Borrower’s Secured Promissory Note, dated as of April 14, 2004, payable to the order of Subordinated Creditor in the original principal amount of up to $100,000, together with all renewals, extensions and modifications thereof and any note or notes issued in substitution therefor.

1. Subordination.  The payment of all of the Subordinated Indebtedness is hereby expressly subordinated to the extent and in the manner hereinafter set forth to the payment in full of Lender Indebtedness; and regardless of any priority otherwise available to Subordinated Creditor by law or by agreement, Lender shall hold a first security interest in all collateral securing payment of Lender Indebtedness (the “Collateral”), and any security interest claimed therein (including any proceeds thereof) by Subordinated Creditor shall be and remain fully subordinate for all purposes to the security interest of Lender therein for all purposes whatsoever until payment in full of the Lender Indebtedness.

2. Payments.

(a) Until all of the Lender Indebtedness has been paid in full, Subordinated Creditor shall not, without Lender’s prior written consent, demand, receive or accept any payment (whether of principal, interest or otherwise) from Borrower in respect of the Subordinated Indebtedness, or exercise any right of or permit any setoff in respect of the Subordinated Indebtedness; provided, however, that so long as there is no Borrower Default, Subordinated Creditor shall be entitled to receive all interest, when due, on the Subordinated Indebtedness.

(b) In the event that a Borrower Default has occurred, which Borrower Default has been cured and remains cured for a period of ninety (90) consecutive days and Availability is equal to an amount greater than two hundred fifty thousand dollars ($250,000), then Subordinated Creditor shall be entitled to receive all interest payments due under any document evidencing Subordinated Indebtedness, including past due interest, on the next regularly scheduled interest payment date.

3. Receipt of Prohibited Payments.  If Subordinated Creditor receives any payment on the Subordinated Indebtedness that Subordinated Creditor is not entitled to receive under the provisions of this Agreement, Subordinated Creditor will hold the amount so received in trust for

Lender and will forthwith turn over such payment to Lender in the form received (except for the endorsement of Subordinated Creditor where necessary) for application to then-existing Lender Indebtedness (whether or not due), in such manner of application as Lender may deem appropriate.  If Subordinated Creditor exercises any right of setoff which Subordinated Creditor is not permitted to exercise under the provisions of this Agreement, Subordinated Creditor will promptly pay over to Lender, in immediately available funds, an amount equal to the amount of the claims or obligations offset.  If Subordinated Creditor fails to make any endorsement required under this Agreement, Lender, or any of its officers or employees or agents on behalf of Lender, is hereby irrevocably appointed as the attorney-in-fact (which appointment is coupled with an interest) for Subordinated Creditor to make such endorsement in Subordinated Creditor’s name.

4. Action on Subordinated Debt.  Collateral Agent, on behalf of Subordinated Creditor Group, will not commence any action or proceeding against Borrower to recover all or any part of the Subordinated Indebtedness, or join with any creditor (unless Lender shall so join) in bringing any proceeding against Borrower under any bankruptcy, reorganization, readjustment of debt, arrangement of debt receivership, liquidation or insolvency law or statute of the federal or any state government, or take possession of, sell, or dispose of any Collateral, or exercise or enforce any right or remedy available to Subordinated Creditor with respect to any such Collateral, unless and until all Lender Indebtedness has been paid in full.  Subordinated Creditor shall not commence any such action other than through Collateral Agent.

5. Action Concerning Collateral.

(a) Notwithstanding any security interest now held or hereafter acquired by Subordinated Creditor, Lender may take possession of, sell, dispose of, and otherwise deal with all or any part of the Collateral, and may enforce any right or remedy available to it with respect to the Collateral, all without notice to or consent of Subordinated Creditor except as specifically required by applicable law.

(b) In addition, and without limiting the generality of the foregoing, if a Borrower Default has occurred and is continuing and Borrower intends to sell any Collateral to an unrelated third party outside the ordinary course of business, Collateral Agent shall on Subordinated Creditor’s behalf, upon Lender’s request, execute and deliver to such purchaser such instruments as may reasonably be necessary to terminate and release any security interest or lien Subordinated Creditor has in the Collateral to be sold.

(c) Lender shall have no duty to preserve, protect, care for, insure, take possession of, collect, dispose of, or otherwise realize upon any of the Collateral, and in no event shall Lender be deemed Subordinated Creditor’s agent with respect to the Collateral.  All proceeds received by Lender with respect to any Collateral may be applied, first, to pay or reimburse Lender for all costs and expenses (including reasonable attorneys’ fees) incurred by Lender in connection with the collection of such proceeds, and, second, to any indebtedness secured by Lender’s security interest in that Collateral in arty order that it may choose.

6. Bankruptcy and Insolvency.  In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, whether or not pursuant to bankruptcy law, the sale of all or substantially all of the assets of Borrower, dissolution, liquidation or any other marshalling of the assets or liabilities of Borrower,

Collateral Agent may, on behalf of Subordinated Creditor, file all claims, proofs of claim or other instruments of similar character necessary to enforce the obligations of Borrower in respect of the Subordinated Indebtedness and will hold in trust for Lender and promptly pay over to Lender in the form received (except for the endorsement of Subordinated Creditor where necessary) for application to the then-existing Lender Indebtedness, any and all moneys, dividends or other assets received in any such proceedings on account of the Subordinated Indebtedness, unless and until all Lender Indebtedness has been paid in full. If Collateral Agent, on behalf of Subordinated Creditor, fails to take any such action within 30 days of being entitled to do so, Lender, as attorney-in-fact for Subordinated Creditor, may take such action on Subordinated Creditor’s behalf. The Subordinated Creditor hereby irrevocably appoints Lender, or any of its officers or employees on behalf of Lender, as the attorney-in-fact for Subordinated Creditor (which appointment is coupled with an interest) with the power but not the duty to demand, sue for, collect and receive any and all such moneys, dividends or other assets received on account of the Subordinated Indebtedness and give acquittance therefor and to file any claim, proof of claim or other instrument of similar character regarding the Subordinated Indebtedness, to vote claims comprising Subordinated Indebtedness to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension, and to take such other action in Lender’s own name or in the name of Subordinated Creditor as Lender may deem necessary or advisable for the enforcement of the agreements contained herein; and Subordinated Creditor will execute and deliver to Lender such other and further powers-of-attorney or instruments as Lender may request in order to accomplish the foregoing.

7. Restrictive Legend; Transfer of Subordinated Indebtedness.

(a) The Subordinated Creditor will cause the Subordinated Note and all other notes, bonds, debentures or other instruments evidencing the Subordinated Indebtedness or any part thereof to contain a specific statement thereon to the effect that the indebtedness thereby evidenced is subject to the provisions of this Agreement, and Subordinated Creditor will mark its books conspicuously to evidence the subordination effected hereby. Attached hereto is a true and correct copy of the Subordinated Note bearing such legend.  At the request of Lender, Subordinated Creditor shall deposit with Lender the Subordinated Note and all of the other notes, bonds, debentures or other instruments evidencing the Subordinated Indebtedness, which notes, bonds, debentures or other instruments may be held by Lender so long as any Lender Indebtedness remains outstanding.  The Subordinated Creditor is the lawful holder of the Subordinated Note and has not transferred any interest therein to any other person.  Without the prior written consent of Lender, which consent shall not be unreasonably withheld, Subordinated Creditor will not assign, transfer or pledge to any other person any of the Subordinated Indebtedness or agree to a discharge or forgiveness of the same so long as there remains outstanding any of Lender Indebtedness.

(b) Notwithstanding any other provision of this Agreement, Subordinated Creditor may, without the consent of Lender: (i) change its form of business entity; and (ii) assign, transfer or pledge the Subordinated Indebtedness to one of its affiliates, provided assignee assumes all obligations under this Subornation Agreement.

8. Continuing Effect.  This Agreement shall constitute a continuing agreement of subordination, and Lender may, without notice to or consent by Subordinated Creditor, modify any term of Lender Indebtedness in reliance upon this Agreement.  Without limiting the generality of the foregoing, Lender may, at any time and from time to time, either before or after receipt of any such notice of revocation, without the consent of or notice to Subordinated Creditor and without incurring responsibility to Subordinated Creditor or impairing or releasing any of Lender’s rights or any of Subordinated Creditor’s obligations hereunder:

(a) change the interest rate or change the amount of payment or extend the time for payment or renew or otherwise alter the terms of any Lender Indebtedness or any instrument evidencing the same in any manner;

(b) sell, exchange, release or otherwise deal with any property at any time securing payment of Lender Indebtedness or any part thereof;

(c) release anyone liable in any manner for the payment or collection of the Lender Indebtedness or any part thereof;

(d) exercise or refrain from exercising any right against Borrower or any other person (including Subordinated Creditor); and

(e) apply any sums received by Lender, by whomsoever paid and however realized, to Lender Indebtedness in such manner as Lender shall deem appropriate.

9. No Commitment.  None of the provisions of this Agreement shall be deemed or construed to constitute or imply any commitment or obligation on the part of Lender to make any future loans or other extensions of credit or financial accommodations to Borrower.

10. Notice. All notices and other communications hereunder shall be in writing and shall be (i) personally delivered, (ii) transmitted by registered mail, postage prepaid, or (iii) transmitted by facsimile, in each case addressed to the party to whom notice is being given at its address as set forth below:

If to Lender:

Wells Fargo Business Credit, Inc.
245 South Los Robles Avenue, Suite 600
Pasadena, California 91101
Attention:	Account Executive
Facsimile:	(626) 844-9063

If to Subordinated Creditor:

Bill D. Stewart
28551 Avenida la Mancha
San Juan Capistrano, CA 92675
Facsimile:	(949)-496-9855

or at such other address as may hereafter be designated in writing by that party. All such notices or other communications shall be deemed to have been given on (i) the date received if delivered personally, (ii) the date of posting if delivered by mail, or (iii) the date of transmission if delivered by facsimile.

11. Conflict in Agreements. If the subordination provisions of any instrument evidencing Subordinated Indebtedness conflict with the terms of this Agreement, the terms of this Agreement shall govern the relationship between Lender and Subordinated Creditor.

12. No Waiver.  No waiver shall be deemed to be made by Lender of any of its rights hereunder unless the same shall be in writing signed on behalf of Lender, and each such waiver, if any, shall be a waiver only with respect to the specific matter or matters to which the waiver relates and shall in no way impair the rights of Lender or the obligations of Subordinated Creditor to Lender in any other respect at any time.

13. Binding Effect: Acceptance.  This Agreement shall be binding upon Subordinated Creditor and Subordinated Creditor’s heirs, legal representatives, successors and assigns and shall inure to the benefit of Lender and its participants, successors and assigns irrespective of whether this or any similar agreement is executed by any other Subordinated Creditor of Borrower. Notice of acceptance by Lender of this Agreement or of reliance by Lender upon this Agreement is hereby waived by Subordinated Creditor.

14. Miscellaneous.  The paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  This Agreement shall be governed by the laws (other than conflict laws) of the State of California.  Each party consents to the personal jurisdiction of the state and federal courts located in the State of California in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient, and agrees that any litigation initiated by any of them in connection with this Agreement shall be venued in either the Superior Court of California, Los Angeles County, California, or the United States District Court, Central District, Los Angeles Division.  THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS ACKNOWLEDGMENT.

The next page is the signature page.

IN WITNESS WHEREOF, Subordinated Creditor has executed this Subordination Agreement as of the date and year first above-written.

Bill D. Stewart

/s/ Bill D. Stewart

Acknowledgment by Borrower

The undersigned, being the Borrower referred to in the foregoing Subordination Agreement, hereby (i) acknowledges receipt of a copy thereof, (ii) agrees to all of the terms and provisions thereof, (iii) agrees to and with Lender that it shall make no payment on the Subordinated Indebtedness that Subordinated Creditor would not be entitled to receive under the provisions of the Agreement, (iv) agrees that any such payment will constitute a default under the Lender Indebtedness, and (v) agrees to mark its books conspicuously to evidence the subordination of the Subordinated Indebtedness effected hereby.

NATURADE, INC.

By:/s/ Stephen M. Kasprisin
Name: Stephen M. Kasprisin
Title: Chief Financial Officer